As filed with the Securities and Exchange Commission on June 21, 2004

Registration No. 333–115587

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NORTH ATLANTIC HOLDING COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2131 5113	20-0709285
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

257 Park Avenue South, 7th Floor

New York, New York 10010-7304

(212) 253-8185

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David I. Brunson

President, Treasurer and Assistant Secretary

North Atlantic Holding Company, Inc.

257 Park Avenue South, 7th Floor

New York, New York 10010-7304

(212) 253-8185

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

See Table of Additional Registrants Below

Copies to:

Todd R. Chandler, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Form S-4 Registration Statement (File No. 333-115587) of North Atlantic Holding Company, Inc. is being filed solely to include Exhibits to the Registration Statement. Accordingly, Part I, the form of prospectus and any supplements thereto, have been omitted from this filing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrant’s directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by North Atlantic Holding Company, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

North Atlantic Holding Company, Inc. (the “Registrant”) is incorporated under the laws of the State of Delaware. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding; provided that such director, officer, employee or agent acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Article 7.1 of the Registrant’s Certificate of Incorporation states that a director of the Company shall not be personally liable either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit.

In addition, Article 7.2 of the Registrant’s Certificate of Incorporation states that the Company shall indemnify any person who was or is a party or is threatened to be made a party to or testifies in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Company may adopt by-laws or enter into agreements with any such person for the purpose of providing such indemnification.

Item 21. Exhibits and Financial Statement Schedules.

(a) EXHIBITS. The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of February 18, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.1 to NATC’s Current Report on Form 8-K filed on February 19, 2003)

2.2	Termination and Release Agreement, dated as of July 15, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.1 to NATC’s Current Report on Form 8-K filed on July 17, 2003)

2.3	Release, dated July 15, 2003, executed by North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 2.2 to NATC’s Current Report on Form 8-K filed on July 17, 2003)

2.4	Release, dated July 15, 2003, executed by Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.3 to NATC’s Current Report on Form 8-K filed on July 17, 2003)

2.5	Stock Purchase Agreement, dated as of November 17, 2003, among North Atlantic Trading Company, Inc., Bobby Stoker, Ronald Stoker, Judith Stoker Fisher, BSF Partners, L.P., JFS Partners, L.P., and RBJ Machinery Co., LLC (incorporated herein by reference to Exhibit 2.1 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

2.6	Agreement and Plan of Merger, dated February 9, 2004, among North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc., and NATC Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to NATC’s Current Report on Form 8-K filed on February 11, 2004)

Exhibit Number		Description
3.1	(a)	Restated Certificate of Incorporation of North Atlantic Trading Company, Inc., filed February 19, 1998 (incorporated herein by reference to Exhibit 3.1(a) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.1	(b)	Certificate of Correction to the Restated Certificate of Incorporation of North Atlantic Trading Company, Inc., dated as of June 28, 2002 (incorporated herein by reference to Exhibit 3.1(b) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

3.1	(c)	Certificate of Amendment to the Certificate of Incorporation of North Atlantic Trading Company, Inc., dated July 30, 2002 (incorporated herein by reference to Exhibit 3.1 to NATC’s Current Report on Form 8-K filed on July 31, 2002)

3.1	(d)	Certificate of Incorporation of North Atlantic Operating Company, Inc., filed June 9 1997 (incorporated herein by reference to Exhibit 3.1(b)(i) to Amendment No. 1 to NATC’s Registration Statement
(Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(e)	Certificate of Amendment of Certificate of Incorporation of North Atlantic Operating Company, Inc., filed June 17, 1997 (incorporated herein by reference to Exhibit 3.1(b)(ii) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(f)	Second Amended and Restated Certificate of Incorporation of National Tobacco Finance Corporation, filed April 24, 1996 (incorporated herein by reference to Exhibit 3.1(c) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(g)	Amended and Restated Certificate of Limited Partnership of National Tobacco Company, L.P., filed May 17, 1996 (incorporated herein by reference to Exhibit 3.1(d) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(h)	Certificate of Incorporation of International Flavors and Technology, Inc., filed August 7, 1997 (incorporated herein by reference to Exhibit 3.1(e)(i) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.1	(i)	Certificate of Amendment of Certificate of Incorporation of International Flavors and Technology, Inc., filed February 19, 1998 (incorporated herein by reference to Exhibit 3.1(e)(ii) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.2	(a)	Amended and Restated Bylaws of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 3.2(a) to NATC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998)

3.2	(b)	Bylaws of North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 3.2(b) to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on July 23, 1997)

3.2	(c)	Bylaws of National Tobacco Finance Corporation (incorporated herein by reference to Exhibit 3.2(c) to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on July 23, 1997)

3.2	(d)	Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective May 17, 1996 (incorporated herein by reference to Exhibit 3.2(d)(i) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

Exhibit Number		Description
3.2	(e)	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective June 25, 1997 (incorporated herein by reference to Exhibit 3.2(d)(ii) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.2	(f)	Bylaws of International Flavors and Technology, Inc. (incorporated herein by reference to Exhibit 3.2(e) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.2	(g)	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective February 10, 2000 (incorporated by reference to Exhibit 3.2 (g) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

4.1		Indenture, dated as of June 25, 1997, among North Atlantic Trading Company, Inc., as issuer, National Tobacco Company, L.P., North Atlantic Operating Company, Inc. and National Tobacco Finance Corporation, as guarantors, and United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

4.2		First Supplemental Indenture, dated as of February 26, 1998, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., National Tobacco Finance Corporation, International Flavors and Technology, Inc. and United States Trust Company of New York (incorporated herein by reference to Exhibit 4.3 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

4.3		Warrant to Purchase Common Stock, granted in favor of Guggenheim Investment Management, LLC by North Atlantic Trading Company, Inc., dated September 30, 2002 (incorporated herein by reference to Exhibit 4.3 NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.4		Warrant to Purchase Common Stock, granted in favor of Peter J. Solomon Company Limited by North Atlantic Trading Company, Inc., dated as of June 4, 2001 (incorporated herein by reference to Exhibit 4.4 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.5		Class B Term Note dated November 17, 2003, issued by North Atlantic Trading Company, Inc. in favor of Upper Columbia Capital Company, LLC (“Upper Columbia”) in the principal amount of Twenty Three Million Dollars ($23,000,000.00) (incorporated herein by reference to Exhibit 4.1 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

4.6		Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of 1888 Fund, Ltd. in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) (incorporated herein by reference to Exhibit 4.2 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

4.7		Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of MAGMA CDO, Ltd. in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) (incorporated herein by reference to Exhibit 4.3 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

4.8		Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of Bingham CDO, L.P. in the principal amount of Five Million Dollars ($5,000,000.00) (incorporated herein by reference to Exhibit 4.4 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

4.9		Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of Stellar Funding, Ltd. in the principal amount of Three Million Dollars ($3,000,000.00) (incorporated herein by reference to Exhibit 4.5 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

Exhibit Number	Description
4.10	Indenture, dated as of February 17, 2004, among North Atlantic Trading Company, Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (incorporated herein by reference to Exhibit 4.10 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

4.11	Registration Rights Agreement, dated February 17, 2004, by and among North Atlantic Trading Company, Inc., the Guarantors listed on the signature pages thereto, Citigroup Global Markets Inc. and RBC Capital Markets Corporation (incorporated herein by reference to Exhibit 4.11 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

4.12*	Indenture, dated as of February 17, 2004, among North Atlantic Holding Company, Inc. and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee

4.13*	Registration Rights Agreement, dated February 17, 2004, by and among North Atlantic Holding Company, Inc., Citigroup Global Markets Inc. and RBC Capital Markets Corporation

5.1*	Opinion of Weil, Gotshal & Manges LLP regarding the validity of the securities offered hereby

9.1	Amended and Restated Exchange and Stockholders’ Agreement, dated as of February 9, 2004, by and among North Atlantic Holding Company, Inc., North Atlantic Trading Company, Inc. and those stockholders listed therein (incorporated herein by reference to Exhibit 9.1 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

9.2	Voting Trust Agreement, dated as of December 17, 1997, among Thomas F. Helms, Jr., David I. Brunson and Jeffrey S. Hay, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.2 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

9.3	Amendment No. 1 to Voting Trust Agreement, dated as of August 18, 1999, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.3 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

9.4	Amendment No. 2 to Voting Trust Agreement, dated as of September 22, 1999, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.4 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

9.5	Amendment No. 3 to Voting Trust Agreement, dated as of July 7, 2000, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.5 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.1	Third Amended and Restated Purchasing and Processing Agreement, dated as of June 25, 1997, between National Tobacco Company, L.P. and Lancaster Leaf Tobacco Company of Pennsylvania (incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.2†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [United States] (incorporated herein by reference to Exhibit 10.2 to Amendment No. 2 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.3†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [Asia] (incorporated herein by reference to Exhibit 10.3 to Amendment No. 2 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

Exhibit Number	Description
10.4†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [Canada] (incorporated herein by reference to Exhibit 10.4 to Amendment No. 2 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.5†	Restated Amendment, dated as of June 25, 1997, between Bolloré Technologies, S.A. and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.5 to Amendment No. 2 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.6	Warrant Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and United States Trust Company of New York, as warrant agent (incorporated herein by reference to Exhibit 10.12 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.7††	1997 Share Incentive Plan of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.16 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.8††	Employment Agreement, dated May 17, 1996, between North Atlantic Trading Company, Inc. and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.17 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.9††	Employment Agreement, dated April 14, 1997, between National Tobacco Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(a) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.10††	Employment Agreement, dated April 23, 1997, between Thomas F. Helms, Jr. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(b) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.11††	Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(c) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.12††	Amendment No. 1, dated and effective September 2, 1997, to the Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(d) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.13††	Amendment No. 2, dated as of December 31, 1997, to the Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(e) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.14††	Consulting Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated herein by reference to Exhibit 10.20 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

Exhibit Number	Description
10.15††	National Tobacco Company Management Bonus Program (incorporated herein by reference to Exhibit 10.25 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.16††	Amended and Restated Nonqualified Stock Option Agreement dated as of January 12, 1998, between North Atlantic Trading Company, Inc. And Jack Africk (incorporated herein by reference to Exhibit 10.28 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.17††	Assignment and Assumption, dated as of January 1, 1998, between National Tobacco Company, L.P. and North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.30 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.18†	Amendment, dated October 22, 1997, to Amended and Restated Distribution and License Agreements, between Bolloré and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.31 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.19	Sales Representative Agreement, effective as of January 1, 1998, between National Tobacco Company, L.P. and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.32 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.20††	Amended and Restated Employment Agreement dated as of April 30, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.2 to NATC’s Report on 10-Q for the fiscal quarter ended June 30, 1998)

10.21	Option Grant Letter, dated April 30, 1998, from Helms Management Corp. to David I. Brunson (incorporated herein by reference to Exhibit 10.5 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 1998)

10.22	Subscription Agreement, dated as of March 24, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.42 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended March 31, 1998)

10.23††	Letter Agreement, dated September 24, 1999, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated by reference to Exhibit 10.34 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.24††	North Atlantic Trading Company, Inc. 1999 Executive Incentive Plan (incorporated by reference to Exhibit 10.35 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.25††	North Atlantic Trading Company, Inc. 1999 Management Bonus Plan (incorporated by reference to Exhibit 10.36 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.26	Amended and Restated Loan Agreement, dated as of February 17, 2004, by and among Bank One, NA, LaSalle Bank National Association, North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc., the subsidiaries of North Atlantic Trading Company, Inc. named therein and the lenders party thereto, from time to time (incorporated herein by reference to Exhibit 10.26 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.27	Amended and Restated Security Agreement, dated as of February 17, 2004, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.27 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Exhibit Number	Description
10.28	Amended and Restated Guaranty Agreement, dated as of February 17, 2004, among National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.28 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.29	Amended and Restated Pledge Agreement, dated as of February 17, 2004, among and North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.29 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.30††	2001 Share Incentive Plan of North Atlantic Trading Company, Inc. (incorporated by reference to Exhibit 10.36 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

10.31††	Offer of Employment, dated March 28, 2002, between the Company and Robert A. Milliken, Jr. (incorporated herein by reference to Exhibit 1 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended March 31, 2002)

10.32	Promissory Note, dated March 31, 2002, issued by David I. Brunson in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.1 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.33	Promissory Note, dated March 31, 2002, issued by Chris Kounnas in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.2 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.34	Secured Promissory Note, dated March 31, 2002, issued by Helms Management Corp. in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.3 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.35	Secured Promissory Note, dated March 31, 2002, issued by Thomas F. Helms, Jr. in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.4 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.36	Pledge and Security Agreement, dated as of March 31, 2002, between Thomas F. Helms, Jr., Helms Management Corp. and North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.5 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.37††	Amendment, dated November 25, 2002, to the Amended and Restated Employment Agreement dated as of April 30, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.38 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.38††	Employment Agreement dated as of November 21, 2002, between North Atlantic Trading Company, Inc. and James W. Dobbins (incorporated herein by reference to Exhibit 10.39 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.39	Transfer Agreement, dated as of December 30, 2002, by and among Arnold Sheiffer, The Cleveland Clinic Foundation, North Atlantic Trading Company, Inc., and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.40 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.40	Transfer Agreement, dated as of December 30, 2002, by and among Arnold Sheiffer, Robert Maurice Grunder Memorial Fund, North Atlantic Trading Company, Inc., and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.41 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Exhibit Number	Description
10.41††	2002 Share Incentive Plan (incorporated herein by reference to Exhibit 10.42 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.42††	Letter Agreement, dated November 8, 2002, between North Atlantic Trading Company, Inc. and Marketing Solutions USA (incorporated herein by reference to Exhibit 10.43 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.43††	Letter Agreement, dated September 30, 2002, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated herein by reference to Exhibit 10.43 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.44	2003A Amendment to Loan Documents, dated as of July 31, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Bank One, NA, successor to Bank One, Kentucky N.A., as agent bank and the various lending institutions named therein, Guggenheim Investment Management, LLC, as agent for the Class B Lenders named therein (incorporated herein by reference to Exhibit 10.1 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2003)

10.45	Subordination Agreement, dated as of July 31, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Bank One, NA, successor to Bank One, Kentucky N.A., as agent bank and the various lending institutions named therein, Guggenheim Investment Management, LLC, as agent for the Class B Lenders named therein (incorporated herein by reference to Exhibit 10.2 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2003)

10.46	2003B Amendment to Loan Documents dated as of November 17, 2003, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc. and Fred Stoker & Sons, Inc., the Banks defined therein, Bank One, NA, as agent for the Banks (“Agent Bank”), the Class B Lenders as defined therein and Guggenheim Investment Management, LLC, as agent for Class B Lenders (“Class B Loan Agent”) (incorporated herein by reference to Exhibit 10.1 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

10.47	Amended and Restated Subordination Agreement dated as of November 17, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc. and Fred Stoker & Sons, Inc., the Banks defined therein, Bank One, NA, as agent for the Banks (“Agent Bank”), the Class B Lenders as defined therein and Guggenheim Investment Management, LLC, as agent for Class B Lenders (“Class B Loan Agent”) (incorporated herein by reference to Exhibit 10.2 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

10.48	Second Amendment to Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of November 17, 2003, among Bank One, NA (as “Agent Bank” and “Mortgagee” for the benefit of the Banks as defined in the 2003B Amendment to Loan Agreement) and National Tobacco Company, L.P. (the “Mortgagor”) (incorporated herein by reference to Exhibit 10.3 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

10.49	Assignment of Security Interest in the United States Trademarks, dated November 17, 2003, issued by Stoker, Inc. in favor of Bank One, NA (incorporated herein by reference to Exhibit 10.4 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

10.50	Assignment of Security Interest in the United States Trademarks, dated November 17, 2003, issued by Fred Stoker & Sons, Inc. in favor of Bank One, NA (incorporated herein by reference to Exhibit 10.5 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

Exhibit Number	Description
10.51	2003C Amendment to Loan Documents dated as of December 23, 2003, by and among the Banks as defined therein, Bank One, NA, as agent bank on behalf of the Banks, the Class B Lenders as defined therein, Guggenheim Investment Management, LLC, as agent on behalf of the Class B Lenders, North Atlantic Trading Company, Inc. and the Subsidiaries as defined therein (incorporated herein by reference to Exhibit 10.1 to NATC’s Current Report on Form 8-K filed on December 24, 2003)

10.52	Employment Agreement, dated December 1, 2003, between Lawrence S. Wexler and North Atlantic Cigarette Company, Inc. (incorporated herein by reference to Exhibit 10.52 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.53	Assignment and Assumption Agreement, dated as of February 9, 2004, between North Atlantic Trading Company, Inc. and North Atlantic Holding Company, Inc. (incorporated herein by reference to Exhibit 10.53 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

12.1*	Computation of ratio of earnings to fixed charges

21.1**	Subsidiaries of North Atlantic Holding Company, Inc.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of BDO Seidman, LLP

23.3*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1**	Power of Attorney

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A.

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.4*	Form of Letter to Beneficial Holders

*	Filed herewith.
**	Previously filed.
†	Portions of this agreement have been omitted pursuant to Rule 406 under the Securities Act of 1933, as amended, and have been filed confidentially with the Securities and Exchange Commission.
††	Management contracts or compensatory plan or arrangement.

(b) SCHEDULES.

All schedules are omitted as the required information is presented in the Registrant’s consolidated financial statements or related notes or such schedules are not applicable.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or slaes are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, North Atlantic Holding Company, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

NORTH ATLANTIC HOLDING COMPANY, INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer and director)

/S/ DAVID I. BRUNSON David I. Brunson	President, Treasurer and Assistant Secretary (principal financial and accounting officer)

* Edward L. Hickerson	Vice President—Assistant Treasurer

* James W. Dobbins	Vice President—Secretary

*	/S/ DAVID I. BRUNSON
David I. Brunson Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of February 18, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.1 to NATC’s Current Report on Form 8-K filed on February 19, 2003)

2.2	Termination and Release Agreement, dated as of July 15, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.1 to NATC’s Current Report on Form 8-K filed on July 17, 2003)

2.3	Release, dated July 15, 2003, executed by North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 2.2 to NATC’s Current Report on Form 8-K filed on July 17, 2003)

2.4	Release, dated July 15, 2003, executed by Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.3 to NATC’s Current Report on Form 8-K filed on July 17, 2003)

2.5	Stock Purchase Agreement, dated as of November 17, 2003, among North Atlantic Trading Company, Inc., Bobby Stoker, Ronald Stoker, Judith Stoker Fisher, BSF Partners, L.P., JFS Partners, L.P., and RBJ Machinery Co., LLC (incorporated herein by reference to Exhibit 2.1 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

2.6	Agreement and Plan of Merger, dated February 9, 2004, among North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc., and NATC Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to NATC’s Current Report on Form 8-K filed on February 11, 2004)

3.1(a)	Restated Certificate of Incorporation of North Atlantic Trading Company, Inc., filed February 19, 1998 (incorporated herein by reference to Exhibit 3.1(a) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.1(b)	Certificate of Correction to the Restated Certificate of Incorporation of North Atlantic Trading Company, Inc., dated as of June 28, 2002 (incorporated herein by reference to Exhibit 3.1(b) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

3.1(c)	Certificate of Amendment to the Certificate of Incorporation of North Atlantic Trading Company, Inc., dated July 30, 2002 (incorporated herein by reference to Exhibit 3.1 to NATC’s Current Report on Form 8-K filed on July 31, 2002)

3.1(d)	Certificate of Incorporation of North Atlantic Operating Company, Inc., filed June 9 1997 (incorporated herein by reference to Exhibit 3.1(b)(i) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1(e)	Certificate of Amendment of Certificate of Incorporation of North Atlantic Operating Company, Inc., filed June 17, 1997 (incorporated herein by reference to Exhibit 3.1(b)(ii) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1(f)	Second Amended and Restated Certificate of Incorporation of National Tobacco Finance Corporation, filed April 24, 1996 (incorporated herein by reference to Exhibit 3.1(c) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1(g)	Amended and Restated Certificate of Limited Partnership of National Tobacco Company, L.P., filed May 17, 1996 (incorporated herein by reference to Exhibit 3.1(d) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1(h)	Certificate of Incorporation of International Flavors and Technology, Inc., filed August 7, 1997 (incorporated herein by reference to Exhibit 3.1(e)(i) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

Exhibit Number	Description
3.1(i)	Certificate of Amendment of Certificate of Incorporation of International Flavors and Technology, Inc., filed February 19, 1998 (incorporated herein by reference to Exhibit 3.1(e)(ii) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.2(a)	Amended and Restated Bylaws of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 3.2(a) to NATC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998)

3.2(b)	Bylaws of North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 3.2(b) to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on July 23, 1997)

3.2(c)	Bylaws of National Tobacco Finance Corporation (incorporated herein by reference to Exhibit 3.2(c) to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on July 23, 1997)

3.2(d)	Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective May 17, 1996 (incorporated herein by reference to Exhibit 3.2(d)(i) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.2(e)	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective June 25, 1997 (incorporated herein by reference to Exhibit 3.2(d)(ii) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.2(f)	Bylaws of International Flavors and Technology, Inc. (incorporated herein by reference to Exhibit 3.2(e) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.2(g)	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective February 10, 2000 (incorporated by reference to Exhibit 3.2 (g) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

4.1	Indenture, dated as of June 25, 1997, among North Atlantic Trading Company, Inc., as issuer, National Tobacco Company, L.P., North Atlantic Operating Company, Inc. and National Tobacco Finance Corporation, as guarantors, and United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

4.2	First Supplemental Indenture, dated as of February 26, 1998, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., National Tobacco Finance Corporation, International Flavors and Technology, Inc. and United States Trust Company of New York (incorporated herein by reference to Exhibit 4.3 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

4.3	Warrant to Purchase Common Stock, granted in favor of Guggenheim Investment Management, LLC by North Atlantic Trading Company, Inc., dated September 30, 2002 (incorporated herein by reference to Exhibit 4.3 NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.4	Warrant to Purchase Common Stock, granted in favor of Peter J. Solomon Company Limited by North Atlantic Trading Company, Inc., dated as of June 4, 2001 (incorporated herein by reference to Exhibit 4.4 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.5	Class B Term Note dated November 17, 2003, issued by North Atlantic Trading Company, Inc. in favor of Upper Columbia Capital Company, LLC (“Upper Columbia”) in the principal amount of Twenty Three Million Dollars ($23,000,000.00) (incorporated herein by reference to Exhibit 4.1 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

4.6	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of 1888 Fund, Ltd. in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) (incorporated herein by reference to Exhibit 4.2 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

Exhibit Number	Description
4.7	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of MAGMA CDO, Ltd. in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) (incorporated herein by reference to Exhibit 4.3 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

4.8	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of Bingham CDO, L.P. in the principal amount of Five Million Dollars ($5,000,000.00) (incorporated herein by reference to Exhibit 4.4 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

4.9	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of Stellar Funding, Ltd. in the principal amount of Three Million Dollars ($3,000,000.00) (incorporated herein by reference to Exhibit 4.5 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

4.10	Indenture, dated as of February 17, 2004, among North Atlantic Trading Company, Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (incorporated herein by reference to Exhibit 4.10 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

4.11	Registration Rights Agreement, dated February 17, 2004, by and among North Atlantic Trading Company, Inc., the Guarantors listed on the signature pages thereto, Citigroup Global Markets Inc. and RBC Capital Markets Corporation (incorporated herein by reference to Exhibit 4.11 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

4.12*	Indenture, dated as of February 17, 2004, among North Atlantic Holding Company, Inc. and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee

4.13*	Registration Rights Agreement, dated February 17, 2004, by and among North Atlantic Holding Company, Inc., Citigroup Global Markets Inc. and RBC Capital Markets Corporation

5.1*	Opinion of Weil, Gotshal & Manges LLP regarding the validity of the securities offered hereby

9.1	Amended and Restated Exchange and Stockholders’ Agreement, dated as of February 9, 2004, by and among North Atlantic Holding Company, Inc., North Atlantic Trading Company, Inc. and those stockholders listed therein (incorporated herein by reference to Exhibit 9.1 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

9.2	Voting Trust Agreement, dated as of December 17, 1997, among Thomas F. Helms, Jr., David I. Brunson and Jeffrey S. Hay, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.2 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

9.3	Amendment No. 1 to Voting Trust Agreement, dated as of August 18, 1999, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.3 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

9.4	Amendment No. 2 to Voting Trust Agreement, dated as of September 22, 1999, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.4 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

9.5	Amendment No. 3 to Voting Trust Agreement, dated as of July 7, 2000, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.5 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Exhibit Number	Description
10.1	Third Amended and Restated Purchasing and Processing Agreement, dated as of June 25, 1997, between National Tobacco Company, L.P. and Lancaster Leaf Tobacco Company of Pennsylvania (incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.2†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [United States] (incorporated herein by reference to Exhibit 10.2 to Amendment No. 2 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.3†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [Asia] (incorporated herein by reference to Exhibit 10.3 to Amendment No. 2 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.4†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [Canada] (incorporated herein by reference to Exhibit 10.4 to Amendment No. 2 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.5†	Restated Amendment, dated as of June 25, 1997, between Bolloré Technologies, S.A. and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.5 to Amendment No. 2 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.6	Warrant Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and United States Trust Company of New York, as warrant agent (incorporated herein by reference to Exhibit 10.12 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.7††	1997 Share Incentive Plan of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.16 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.8††	Employment Agreement, dated May 17, 1996, between North Atlantic Trading Company, Inc. and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.17 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.9††	Employment Agreement, dated April 14, 1997, between National Tobacco Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(a) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.10††	Employment Agreement, dated April 23, 1997, between Thomas F. Helms, Jr. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(b) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.11††	Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(c) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

Exhibit Number	Description
10.12††	Amendment No. 1, dated and effective September 2, 1997, to the Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(d) to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.13††	Amendment No. 2, dated as of December 31, 1997, to the Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(e) to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.14††	Consulting Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated herein by reference to Exhibit 10.20 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.15††	National Tobacco Company Management Bonus Program (incorporated herein by reference to Exhibit 10.25 to Amendment No. 1 to NATC’s Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.16††	Amended and Restated Nonqualified Stock Option Agreement dated as of January 12, 1998, between North Atlantic Trading Company, Inc. And Jack Africk (incorporated herein by reference to Exhibit 10.28 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.17††	Assignment and Assumption, dated as of January 1, 1998, between National Tobacco Company, L.P. and North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.30 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.18†	Amendment, dated October 22, 1997, to Amended and Restated Distribution and License Agreements, between Bolloré and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.31 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.19	Sales Representative Agreement, effective as of January 1, 1998, between National Tobacco Company, L.P. and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.32 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.20††	Amended and Restated Employment Agreement dated as of April 30, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.2 to NATC’s Report on 10-Q for the fiscal quarter ended June 30, 1998)

10.21	Option Grant Letter, dated April 30, 1998, from Helms Management Corp. to David I. Brunson (incorporated herein by reference to Exhibit 10.5 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 1998)

10.22	Subscription Agreement, dated as of March 24, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.42 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended March 31, 1998)

10.23††	Letter Agreement, dated September 24, 1999, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated by reference to Exhibit 10.34 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.24††	North Atlantic Trading Company, Inc. 1999 Executive Incentive Plan (incorporated by reference to Exhibit 10.35 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.25††	North Atlantic Trading Company, Inc. 1999 Management Bonus Plan (incorporated by reference to Exhibit 10.36 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

Exhibit Number	Description
10.26	Amended and Restated Loan Agreement, dated as of February 17, 2004, by and among Bank One, NA, LaSalle Bank National Association, North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc., the subsidiaries of North Atlantic Trading Company, Inc. named therein and the lenders party thereto, from time to time (incorporated herein by reference to Exhibit 10.26 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.27	Amended and Restated Security Agreement, dated as of February 17, 2004, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.27 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.28	Amended and Restated Guaranty Agreement, dated as of February 17, 2004, among National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.28 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.29	Amended and Restated Pledge Agreement, dated as of February 17, 2004, among and North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.29 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.30††	2001 Share Incentive Plan of North Atlantic Trading Company, Inc. (incorporated by reference to Exhibit 10.36 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

10.31††	Offer of Employment, dated March 28, 2002, between the Company and Robert A. Milliken, Jr. (incorporated herein by reference to Exhibit 1 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended March 31, 2002)

10.32	Promissory Note, dated March 31, 2002, issued by David I. Brunson in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.1 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.33	Promissory Note, dated March 31, 2002, issued by Chris Kounnas in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.2 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.34	Secured Promissory Note, dated March 31, 2002, issued by Helms Management Corp. in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.3 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.35	Secured Promissory Note, dated March 31, 2002, issued by Thomas F. Helms, Jr. in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.4 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.36	Pledge and Security Agreement, dated as of March 31, 2002, between Thomas F. Helms, Jr., Helms Management Corp. and North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.5 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.37††	Amendment, dated November 25, 2002, to the Amended and Restated Employment Agreement dated as of April 30, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.38 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Exhibit Number	Description
10.38††	Employment Agreement dated as of November 21, 2002, between North Atlantic Trading Company, Inc. and James W. Dobbins (incorporated herein by reference to Exhibit 10.39 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.39	Transfer Agreement, dated as of December 30, 2002, by and among Arnold Sheiffer, The Cleveland Clinic Foundation, North Atlantic Trading Company, Inc., and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.40 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.40	Transfer Agreement, dated as of December 30, 2002, by and among Arnold Sheiffer, Robert Maurice Grunder Memorial Fund, North Atlantic Trading Company, Inc., and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.41 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.41††	2002 Share Incentive Plan (incorporated herein by reference to Exhibit 10.42 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.42††	Letter Agreement, dated November 8, 2002, between North Atlantic Trading Company, Inc. and Marketing Solutions USA (incorporated herein by reference to Exhibit 10.43 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.43††	Letter Agreement, dated September 30, 2002, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated herein by reference to Exhibit 10.43 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.44	2003A Amendment to Loan Documents, dated as of July 31, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Bank One, NA, successor to Bank One, Kentucky N.A., as agent bank and the various lending institutions named therein, Guggenheim Investment Management, LLC, as agent for the Class B Lenders named therein (incorporated herein by reference to Exhibit 10.1 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2003)

10.45	Subordination Agreement, dated as of July 31, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Bank One, NA, successor to Bank One, Kentucky N.A., as agent bank and the various lending institutions named therein, Guggenheim Investment Management, LLC, as agent for the Class B Lenders named therein (incorporated herein by reference to Exhibit 10.2 to NATC’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2003)

10.46	2003B Amendment to Loan Documents dated as of November 17, 2003, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc. and Fred Stoker & Sons, Inc., the Banks defined therein, Bank One, NA, as agent for the Banks (“Agent Bank”), the Class B Lenders as defined therein and Guggenheim Investment Management, LLC, as agent for Class B Lenders (“Class B Loan Agent”) (incorporated herein by reference to Exhibit 10.1 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

10.47	Amended and Restated Subordination Agreement dated as of November 17, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc. and Fred Stoker & Sons, Inc., the Banks defined therein, Bank One, NA, as agent for the Banks (“Agent Bank”), the Class B Lenders as defined therein and Guggenheim Investment Management, LLC, as agent for Class B Lenders (“Class B Loan Agent”) (incorporated herein by reference to Exhibit 10.2 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

10.48	Second Amendment to Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of November 17, 2003, among Bank One, NA (as “Agent Bank” and “Mortgagee” for the benefit of the Banks as defined in the 2003B Amendment to Loan Agreement) and National Tobacco Company, L.P. (the “Mortgagor”) (incorporated herein by reference to Exhibit 10.3 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

Exhibit Number	Description
10.49	Assignment of Security Interest in the United States Trademarks, dated November 17, 2003, issued by Stoker, Inc. in favor of Bank One, NA (incorporated herein by reference to Exhibit 10.4 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

10.50	Assignment of Security Interest in the United States Trademarks, dated November 17, 2003, issued by Fred Stoker & Sons, Inc. in favor of Bank One, NA (incorporated herein by reference to Exhibit 10.5 to NATC’s Current Report on Form 8-K filed on November 24, 2003)

10.51	2003C Amendment to Loan Documents dated as of December 23, 2003, by and among the Banks as defined therein, Bank One, NA, as agent bank on behalf of the Banks, the Class B Lenders as defined therein, Guggenheim Investment Management, LLC, as agent on behalf of the Class B Lenders, North Atlantic Trading Company, Inc. and the Subsidiaries as defined therein (incorporated herein by reference to Exhibit 10.1 to NATC’s Current Report on Form 8-K filed on December 24, 2003)

10.52	Employment Agreement, dated December 1, 2003, between Lawrence S. Wexler and North Atlantic Cigarette Company, Inc. (incorporated herein by reference to Exhibit 10.52 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.53	Assignment and Assumption Agreement, dated as of February 9, 2004, between North Atlantic Trading Company, Inc. and North Atlantic Holding Company, Inc. (incorporated herein by reference to Exhibit 10.53 to NATC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

12.1*	Computation of ratio of earnings to fixed charges

21.1**	Subsidiaries of North Atlantic Holding Company, Inc.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of BDO Seidman, LLP

23.3*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1**	Power of Attorney

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A.

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.4*	Form of Letter to Beneficial Holders

*	Filed herewith.
**	Previously filed.
†	Portions of this agreement have been omitted pursuant to Rule 406 under the Securities Act of 1933, as amended, and have been filed confidentially with the Securities and Exchange Commission.
††	Management contracts or compensatory plan or arrangement.